Exhibit 99.1
ALLEGIANT TRAVEL COMPANY ANNOUNCES CLOSING OF TERM LOAN FACILITY AND INITIAL SETTLEMENT DATE IN CONNECTION WITH TENDER OFFER AND CONSENT SOLICITATION FOR ITS 5.50% SENIOR NOTES DUE 2019
LAS VEGAS. February 5, 2019 - Allegiant Travel Company (NASDAQ: ALGT) (the “Company,” “we,” “us,” or “our”) announced today that it has entered into a Credit and Guaranty Agreement with certain of its subsidiaries, excluding Sunseeker Resorts, Inc., as guarantors (the “Term Loan Guarantors”), certain lenders and Barclays Bank PLC, as administrative agent. Under the Credit and Guaranty Agreement, the Company has borrowed $450,000,000 (the “Term Loan”), guaranteed by the Term Loan Guarantors, which loan is secured by substantially all property and assets of the Company and the Term Loan Guarantors, excluding aircraft and aircraft engines, and excluding certain other assets. The Term Loan has a five-year term and bears interest based on the London Interbank Offered Rate or alternate base rate, which rate is LIBOR + 4.5% or the alternate base rate + 3.5%, respectively, subject to certain adjustments. The Credit and Guaranty Agreement contains customary financial covenants, including requiring the Company to maintain minimum liquidity and a maximum total leverage ratio. The Company will use the proceeds of the Term Loan to prepay or purchase existing indebtedness of the Company, including its 5.50% Senior Notes due 2019 (the “Notes”), as described below, and for working capital or other general corporate purposes.
In addition to being the administrative agent in respect of the Term Loan, Barclays PLC acted as syndication agent and lead arranger.
The Company also announced today that with respect to the Notes (i) the Company, the subsidiary guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture, dated as of June 13, 2014 (as amended, the “Indenture”), which governs the Notes, have executed the Third Supplemental Indenture, dated as of February 5, 2019 (the “Third Supplemental Indenture”), which supplements the Indenture, to effect the proposed amendments (the “Proposed Amendments”) to the Indenture set forth in the Company’s Offer to Purchase and Consent Solicitation Statement, dated as of January 9, 2019, and the related Consent and Letter of Transmittal (collectively, the “Offer to Purchase and Consent Solicitation Materials”) in connection with the Notes, and (ii) the Company has purchased $345,809,000 aggregate principal amount of its outstanding Notes validly tendered (and not validly withdrawn) by 5:00 p.m., New York City time, on January 23, 2019 (the “Early Tender Deadline”), pursuant to the Company’s tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding Notes and solicitation of consents (the “Consent Solicitation”) to the Proposed Amendments to the Indenture, as set forth in the Offer to Purchase and Consent Solicitation Materials. The Proposed Amendments eliminate most of the restrictive covenants and certain events of default applicable to the Notes, reduce the minimum notice period required for redemptions of the Notes from 30 days as currently required by the Indenture to 3 business days and amend certain other provisions applicable to the Notes.
The Third Supplemental Indenture became effective upon its execution and delivery by the Company, the Guarantors and the Trustee, and the Proposed Amendments became operative upon the Company’s purchase of $345,809,000 aggregate principal amount of its outstanding Notes validly tendered (and not validly withdrawn) prior to the Early Tender Deadline, as set forth above. February 5, 2019 constitutes the Initial Settlement Date for the Tender Offer, as set forth in the Offer to Purchase and Consent Solicitation Materials.
Holders of Notes (the “Holders”) who validly tender their Notes after the Early Tender Deadline, but at or prior to 12:00 midnight, New York City time, on February 6, 2019, unless extended or earlier terminated by the Company (such time and date as the same may be extended or earlier terminated, the “Expiration Time”) will be eligible to receive $981.03 per $1,000 principal amount of such Notes, plus accrued and unpaid interest, for such Notes if such Notes are accepted for purchase, and will not be entitled to the early tender premium of $30.00 per $1,000 principal amount of such Notes, as set forth in the Offer to Purchase and Consent Solicitation Materials. The terms and conditions of the Tender Offer and Consent Solicitation are described in greater detail in the Offer to Purchase and Consent Solicitation Materials.

The Company has retained Barclays Capital Inc. to act as dealer-manager and solicitation agent for the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation is acting as the Information Agent and the Tender Agent for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll-free). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free), (212) 430-3774 (banks and brokers) or contact@gbsc-usa.com.
This press release is not an offer to buy any securities and does not constitute a solicitation of consents of the Holders and shall not be deemed an offer to buy or a solicitation of consents with respect to any other securities of the Company. The Tender Offer and Consent Solicitation is being made solely pursuant to the Offer to Purchase and Consent Solicitation Materials. All statements herein regarding the terms of the Tender Offer and Consent Solicitation, the Proposed Amendments, the Third Supplemental Indenture and the Indenture are qualified in their entirety by reference to the text of the Offer to Purchase and Consent Solicitation Materials, the Third Supplemental Indenture and the Indenture.
Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small and mid-sized cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 75 aircraft and approximately 400 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF.
Media Inquiries: mediarelations@allegiantair.com
Investor Inquiries: ir@allegiantair.com
No Offer or Solicitation
This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of, any securities in any jurisdiction in contravention of applicable law. This press release does not constitute a notice of redemption with respect to any securities of the Company.
Forward-Looking Statements

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements contained in, or incorporated by reference into, in this press release that are not historical facts are forward-looking statements. Such forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, fleet plan, financing plans, competitive position, industry environment, potential growth opportunities, future service to be provided, the effects of future regulation and competition and the development of a resort in Southwest Florida. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” or similar expressions.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, limitation on growth as we have transitioned to a single fleet type, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed, the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to finance and successfully develop a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Such forward looking statements also include statements related to the Credit and Guaranty Agreement and the Tender Offer described herein, including our use of the proceeds of the Term Loan and the Expiration Time, respectively. When considering forward-looking statements, a reader should keep in mind the risk factors and other cautionary statements included and incorporated by reference in the Offer to Purchase and Consent Solicitation Materials. Should one or more of the risks and uncertainties described or incorporated by reference in the Offer to Purchase and Consent Solicitation Materials occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.